                                                               EXHIBIT 10 (b)

                 AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER

     This Amendment and Waiver (this "Amendment") is entered into as of March 23, 1999 by and among Fund American Enterprises Holdings, Inc., a Delaware corporation (the "Borrower"), The First National Bank of Chicago, individually and as agent ("Agent"), and the other financial institutions signatory hereto (the "Lenders").

                                    RECITALS

     A. The Borrower, the Agent and the Lenders are party to that certain $35,000,000 Second Amended and Restated Credit Agreement dated as of February 24, 1999 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

     B. The Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement and waive certain provisions thereof on the terms and conditions set forth below.

     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

          1. AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement shall be amended as follows:

               (a) SCHEDULE 5.8 Upon the Effective Date (as defined below),
          Schedule 5.8 shall be amended in its entirety and replaced with
          Schedule 5.8 attached hereto.

               (b) SCHEDULE 5.10 Effective as of February 24, 1999, Schedule 5.10, is amended in its entirety and replaced with Schedule 5.10 attached hereto.

               (c) SCHEDULE 5.16 Upon the Effective Date, Schedule 5.16 shall be amended in its entirety and replaced with Schedule 5.16 attached hereto.

               (d) SECTION 6.15(e) Upon the Effective Date, Section 6.15(e) shall be amended in its entirety and replaced with the following:

               "(e) other Investments by the Borrower in any Person which is a Subsidiary as of the date hereof, so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment; PROVIDED, however, that the aggregate amount of Investments in SOMSC pursuant to this CLAUSE (e) after December 31, 1998 (when taken together with the aggregate amount of loans made to SOMSC pursuant to SECTION 6.15(f) after December 31, 1998) do not exceed the amount of net proceeds received from dividends, transfers, loans or other distributions from SOMSC after December 31, 1998

          (less the aggregate amount of Investments made by the Borrower under SECTION 6.15(g) after December 31, 1998 to the extent such Investments under SECTION 6.15(g) are made from net proceeds traceable to dividends, sales, transfers or other distributions of equity interests in SOMSC after December 31, 1998 and are not held by SOMSC or SOMSC's Subsidiaries;"

               (e) SECTION 6.15(f) Upon the Effective Date, Section 6.15(f) shall be amended in its entirety and replaced with the following:

               "(f) loans made by (x) the Borrower to any Wholly-Owned Subsidiary and (y) any Wholly-Owned Subsidiary to a Wholly-Owned Subsidiary or the Borrower so long as, in all cases, no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such loan; PROVIDED, however, that the aggregate amount of loans to SOMSC pursuant to this CLAUSE (f) after December 31, 1998 (when taken together with the aggregate amount of Investments made in SOMSC pursuant to SECTION 6.15(e) after December 31, 1998) do not exceed the amount of net proceeds received from dividends, transfers, loans or other distributions from SOMSC after December 31, 1998 (less the aggregate amount of Investments made by the Borrower under SECTION 6.15(g) after December 31, 1998 to the extent such Investments under SECTION 6.15(g) are made from net proceeds traceable to dividends, sales, transfers or other distributions of equity interests in SOMSC after December 31, 1998 and are not held by SOMSC or SOMSC's Subsidiaries;"

          2. CONSENT AND WAIVER. The Lenders hereby (a) waive any breach of
SECTION 6.4 of the Credit Agreement arising solely out of the sale by the Borrower's Subsidiary, Source One Mortgage Services Corporation ("SOMSC"), of substantially all of its business pursuant to that certain Asset Purchase Agreement by and among SOMSC, the Borrower and Citicorp Mortgage, Inc., dated as of March 23, 1999 (as it may be amended or otherwise modified, the "Purchase Agreement"), and the resulting failure of such Subsidiary to carry on and conduct its business in substantially the same manner and in substantially the same fields of business as it conducted on February 24, 1999, (b) waive any breach of SECTION 6.22(b) of the Credit Agreement to and including July 31, 1999 arising solely out of the Unfunded Liability of certain Subsidiaries of the Borrower exceeding $500,000 as disclosed on
SCHEDULE 5.10 attached hereto (the "Excess Unfunded Liability") and (c) waive any Default or Unmatured Default under SECTIONS 7.1, 7.3, 7.4 and 7.5 of the Credit Agreement which has heretofore arisen as a result of the Purchase Agreement, the Contingent Obligations of the Borrower related thereto, any Funded Indebtedness of SOMSC which shall be declared to be due and payable or required to be repaid (other than by a regularly scheduled payment) prior to its stated maturity resulting from consummation of the Purchase Agreement, or the Excess Unfunded Liability.

          3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants that:

               (a) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

               (b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

               (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

          4. EFFECTIVE DATE. This Amendment shall become effective upon the execution and delivery hereof by the Borrower, the Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders); provided that SECTIONS 1 and 2 hereof shall not become effective until the date (the "Effective Date") when the following additional conditions have also been satisfied:

               (a) delivery of a copy, certified by the Secretary or Assistant Secretary of the Borrower, of the fully executed Purchase Agreement with all schedules (as may be requested by the Agent) and amendments thereto;

               (b) a certificate, executed by the Secretary or Assistant Secretary of the Borrower, certifying the consummation of the transactions contemplated by the Purchase Agreement on the "Closing Date" (as defined in the Purchase Agreement);

               (c) a certificate, executed by the Secretary or Assistant Secretary of the Borrower, certifying (i) an attached copy of the Borrower's Board of Directors' resolutions authorizing its execution, delivery and performance under the Purchase Agreement and (ii) that there has been no amendments, supplements or modifications to the Articles of Incorporation, Bylaws or certificate of incumbency delivered to the Agent on February 24, 1999;

               (d) evidence satisfactory to the Agent that all credit arrangements of SOMSC and its Subsidiaries related to Funded
     Indebtedness of SOMSC and its Subsidiaries have been either (i) terminated and all Indebtedness, liabilities and obligations outstanding thereunder shall have been paid in full and all liens thereunder released or (ii) assumed by Citicorp Mortgage, Inc. pursuant to the Purchase Agreement; and

               (e) such other documents as the Agent, any Lender or their counsel may have reasonably requested.

     In the event the Effective Date has not occurred on or before June 30, 1999, SECTIONS 1(a), (b), (d) AND (e) and 2 hereof shall not become operative and shall be of no force or effect.

          5. REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

               (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

              (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

          6. COSTS AND EXPENSES. The Borrower hereby affirms its obligations under Section 9.7 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

          7. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

          9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                     FUND AMERICAN ENTERPRISES HOLDINGS, INC.

                                     By:
                                        -------------------------------------

Name:
     -------------------------------

                                     Title:
                                           ----------------------------------

                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     Individually and as Agent

By:
   ---------------------------------

                                     Print Name:
                                                -----------------------------

Title:
      ------------------------------


                                     Address:  153 West 51st Street
                                               New York, NY 10019
                                               Attn: Samuel W. Bridges
                                                     First Vice President

                                     Fax No.:  (212) 373-1393
                                     Tel. No.: (212) 373-1142

                                     FLEET NATIONAL BANK


By:
   ---------------------------------

                                     Print Name:
                                                -----------------------------

Title:
      ------------------------------


                                     Address:  One Federal Street-MAOFD06H
                                               Boston, MA  02110-2010
                                               Attn:  David A. Bosselait
                                                      Vice President

                                     Fax No.:  (617) 346-5825
                                     Tel. No.: (617) 346-5823

                                     FIRST UNION NATIONAL BANK


By:
   ---------------------------------

                                     Print Name:
                                                -----------------------------

Title:
      ------------------------------

                                     Address:  1339 Chestnut Street, PA4819
                                               Philadelphia, PA 19101-4819
                                               Attn:  Joseph DiFrancesco

                                     Fax No.:  215-786-4114
                                     Tel. No.: 215-973-2944

                                     DEUTSCHE BANK AG,
                                     New York and/or Cayman Islands Branch

By:
   ---------------------------------

                                     Print Name:
                                                -----------------------------

Title:
      ------------------------------

By:
   ---------------------------------

                                     Print Name:
                                                -----------------------------

Title:
      ------------------------------

                                     Address:  31 West 52nd Street
                                               New York, NY  10019
                                               Attn: George Korchowsky

                                     Fax No.:  212-469-8366
                                     Tel. No.: 212-469-8242

                                     ABN AMRO BANK N.V.

By:
   ---------------------------------

                                     Print Name:
                                                -----------------------------

Title:
      ------------------------------

By:
   ---------------------------------

                                     Print Name:
                                                -----------------------------

Title:
      ------------------------------

                                     Address:  500 Park Avenue
                                               New York, NY  10022
                                               Attn:  Bruce Ballentine

                                     Fax No.:  212-446-4335
                                     Tel. No.: 212-446-4358

                    Fund American Enterprises Holdings, Inc.
                                  Schedule 5.8
                               To Credit Agreement

                         MATERIAL CONTINGENT OBLIGATIONS

Guaranty by Fund American Enterprises Holdings, Inc. (the "Company") of a $15,000,000 term loan, dated as of October 23, 1995, by and between John J. Byrne, as borrower, and First National Bank of Chicago, as agent. The term loan is due December 31, 1999. The guaranty is provided pursuant to Mr. Byrne's employment contract and is recourse to Mr. Byrne's net worth.

Guaranty dated February 28, 1997, in connection with Source One Mortgage Services Corporation's ("Source One") February 28, 1997 sale of approximately $17.0 billion of mortgage servicing rights to Chemical Mortgage Company ("Chemical") whereby the company made certain collection, payment and performance guarantees to Chemical for a period of no more than ten years. The aggregate amount of the Company's obligation is initially limited to $20,000,000 and amortizes down to $15,000,000 as mortgage loans serviced under the related servicing agreements are repaid. During 1998, the Company permitted Chemical to include an additional $2.9 billion of mortgage servicing rights that it purchased from Source One during 1998 to be included in the guaranty, however, the inclusion of the 1998 servicing rights sold did not serve to change the maximum amount of the guaranty or the original term of the guaranty.

Stock Purchase Agreement dated as of October 19, 1998 by and between the Company, Valley Insurance Company ("VIC") and Executive Risk Indemnity Inc. ("ERII") providing for the sale of all the outstanding capital stock of Valley National Insurance Company ("VNIC") to ERII following the reinsurance cession of all the insurance business of VNIC to VIC and Charter Indemnity Company ("CIC") (the "VNIC Sale Agreement"). In conjunction with the VNIC Sale Agreement, the Company and ERII entered into a Keep Well Agreement dated as of October 19, 1998 whereby the Company has agreed to maintain the shareholder's equity of Valley Group, Inc. ("VGI") at predetermined levels (initially set at $60,000,000). In conjunction with the VGI Sale Agreement (as defined below), The Company and VIC intend to amend the VNIC Sale Agreement and Keep Well Agreement prior to closing to, among other items, remove the obligation to maintain the shareholder's equity of VGI at predetermined levels. The VNIC Sale Agreement and Keep Well Agreement are subject to the receipt of regulatory approval.

Stock Acquisition Agreement dated as of February 10, 1999 by and between the Company, and Unitrin, Inc. ("Unitrin") providing for the sale of all the outstanding capital stock of VGI to Unitrin (the "VGI Sale Agreement"). In conjunction with the VGI Sale Agreement the Company has agreed to guarantee the Closing Date Loss and Loss Adjustment Expense Reserves of VGI's insurance subsidiaries (the "Reserves") for a period of four years. The Company is obligated to pay Unitrin an amount equal to 90% of the amount by which the Reserves develop unfavorably to the extent that such unfavorable development exceeds $500,000. Conversely, the Company is entitled to receive from Unitrin an amount equal to 90% of the amount by which the Reserves develop favorably to the extent that such favorable development exceeds $500,000. The Company's exposure to the Reserves is limited to $50,000,000. The VGI Sale Agreement is subject to the receipt of regulatory approval.

The Company has guaranteed the obligations of Source One (including but not limited to indemnity obligations) under that certain Asset Purchase Agreement dated as of March 23, 1999 by and among Source One as Seller, the Company as Parent and Citicorp Mortgage, Inc. as Purchaser. Such Asset Purchase Agreement provides for the sale by Source One to Citicorp Mortgage, Inc. of a significant portion of the assets and liabilities of Source One (other than the stock of Financial Security Assurance Holdings Ltd. held by Source One).

There is currently no litigation, arbitration, proceeding, inquiry or governmental investigation pending or threatened against or affecting the Borrower or any Subsidiary of the Borrower (outside of those in the ordinary course of the insurance and mortgage banking businesses) which could reasonably be expected to have a Material Adverse Effect upon the Borrower.

                    Fund American Enterprises Holdings, Inc.
                                  Schedule 5.16
                               To Credit Agreement

                                  INDEBTEDNESS

FUND AMERICAN ENTERPRISES HOLDINGS, INC.

Guaranty by Fund American Enterprises Holdings, Inc. (the "Company") of a $15,000,000 term loan, dated as of October 23, 1995, by and between John J. Byrne, as borrower, and First National Bank of Chicago, as agent. The term loan is due December 31, 1999. The guaranty is provided pursuant to Mr. Byrne's employment contract and is recourse to Mr. Byrne's net worth.

Guaranty dated February 28, 1997, in connection with Source One Mortgage Services Corporation's ("Source One") February 28, 1997 sale of approximately $17.0 billion of mortgage servicing rights to Chemical Mortgage Company ("Chemical") whereby the company made certain collection, payment and performance guarantees to Chemical for a period of no more than ten years. The aggregate amount of the Company's obligation is initially limited to $20,000,000 and amortizes down to $15,000,000 as mortgage loans serviced under the related servicing agreements are repaid. During 1998, the Company permitted Chemical to include an additional $2.9 billion of mortgage servicing rights that it purchased from Source One during 1998 to be included in the guaranty, however, the inclusion of the 1998 servicing rights sold did not serve to change the maximum amount of the guaranty or the original term of the guaranty.

Stock Purchase Agreement dated as of October 19, 1998 by and between the Company, Valley Insurance Company ("VIC") and Executive Risk Indemnity Inc. ("ERII") providing for the sale of all the outstanding capital stock of Valley National Insurance Company ("VNIC") to ERII following the reinsurance cession of all the insurance business of VNIC to VIC and Charter Indemnity Company ("CIC") (the "VNIC Sale Agreement"). In conjunction with the VNIC Sale Agreement, the Company and ERII entered into a Keep Well Agreement dated as of October 19, 1998 whereby the Company has agreed to maintain the shareholder's equity of Valley Group, Inc. ("VGI") at predetermined levels (initially set at $60,000,000). In conjunction with the VGI Sale Agreement (as defined below), The Company and VIC intend to amend the VNIC Sale Agreement and Keep Well Agreement prior to closing to, among other items, remove the obligation to maintain the shareholder's equity of VGI at predetermined levels. The VNIC Sale Agreement and Keep Well Agreement are subject to the receipt of regulatory approval.

Stock Acquisition Agreement dated as of February 10, 1999 by and between the Company, and Unitrin, Inc. ("Unitrin") providing for the sale of all the outstanding capital stock of VGI to Unitrin (the "VGI Sale Agreement"). In conjunction with the VGI Sale Agreement the Company has agreed to guarantee the Closing Date Loss and Loss Adjustment Expense Reserves of VGI's insurance subsidiaries (the "Reserves") for a period of four years. The Company is obligated to pay Unitrin an amount equal to 90% of the amount by which the Reserves develop unfavorably to the extent that such unfavorable development exceeds $500,000. Conversely, the Company is entitled to receive from Unitrin an amount equal to 90% of the amount by which the Reserves develop favorably to the extent that such favorable development exceeds $500,000. The Company's exposure to the Reserves is limited to $50,000,000. The VGI Sale Agreement is subject to the receipt of regulatory approval.

The Company has guaranteed the obligations of Source One (including but not limited to indemnity obligations) under that certain Asset Purchase Agreement dated as of March 23, 1999 by and among Source One as Seller, the Company as Parent and Citicorp Mortgage, Inc. as Purchaser. Such Asset Purchase Agreement provides for the sale by Source One to Citicorp Mortgage, Inc. of a significant portion of the assets and liabilities of Source One (other than the stock of Financial Security Assurance Holdings Ltd. held by Source One).

FUND AMERICAN ENTERPRISES HOLDINGS, INC. (cont.)


     Creditor                                                        Various
     Subject matter of debt/lease                          Medium Term Notes
     Date of note/lease                                     January 27, 1993
     Unpaid principal balance                                     $1,000,000
     Maturity date                                                      2003
     Interest rate                                                     7.86%
     Date to which interest has been paid                   November 1, 1998

     Creditor                                                        Various
     Subject matter of debt/lease                          Medium Term Notes
     Date of note/lease                                     February 4, 1993
     Unpaid principal balance                                    $10,000,000
     Maturity date                                                      2008
     Interest rate                                                      7.8%
     Date to which interest has been paid                   November 1, 1998

     Creditor                                                        Various
     Subject matter of debt/lease                          Medium Term Notes
     Date of note/lease                                    February 10, 1993
     Unpaid principal balance                                     $4,000,000
     Maturity date                                                      2000
     Interest rate                                                     7.39%
     Date to which interest has been paid                   November 1, 1998

     Creditor                                                        Various
     Subject matter of debt/lease                          Medium Term Notes
     Date of note/lease                                     February 3, 1993
     Unpaid principal balance                                   $101,250,000
     Maturity date                                                      2003
     Interest rate                                                     7.75%
     Date to which interest has been paid                   February 1, 1999

     Creditor(s)                                    AT&T Capital Corporation
     Subject matter of debt                    Telephone and video equipment
     Date of note                                               Feb. 1, 1996
     Original amount of note                                        $174,038
     Unpaid principal balance                                     $53,271.10
     Maturity date                                      Feb. 1999, Feb. 2001
     Interest rate                                                       n/a
     Monthly payment                                               $3,450.47
     Date to which interest has been paid                                n/a

FOLKSAMERICA HOLDING COMPANY, INC.

     Creditor                                                       Swedbank
     Subject matter of debt/lease                                  Financing
     Date of note/lease                  July 14, 1996 (date of refinancing)
     Unpaid principal balance                                    $55,553,118
     Maturity date                                                     2005*
     Interest rate                                              LIBOR + .55%

* to be refinanced in conjunction with the Folksamerica Credit Agreement

Folksamerica has obtained two Letters of Credit in the amount of approximately $7.4 million which inure to the benefit of Folksamerica Reinsurance Company as beneficiary as a result of unauthorized reinsurance and an intercompany tax sharing agreement in the ordinary course of business. Folksamerica Reinsurance Company has issued a Letter of Credit in the amount of approximately $2.6 million in the ordinary course of its reinsurance business.

Folksamerica $100,000,000 Credit Agreement, dated as of February 24, 1999, among Folksamerica, the lenders named therein and First Chicago, as agent.

VALLEY GROUP, INC.

Valley Group $15,000,000 Third Amended and Restated Credit Agreement, dated as of February 24, 1999, among Valley Group, the lenders named therein and First Chicago, as agent.

VALLEY INSURANCE COMPANY


     Creditor                                   IBM                   IBM                 IBM
     Subject matter of                   IBM Equip.            IBM Equip.          IBM Equip.
     debt/lease
                                    AS400/Model 530       AS400/Model 320     AS400/Model 320
     Date of note/lease                    10/01/97              03/01/96            03/01/96
     Original amount of note            $617,724.00           $340,000.00         $127,797.61
     Unpaid principal balance           $442,100.00            $20,504.00           $8,074.00
     Maturity Date                     Feb. 1, 2001          Mar. 1, 1999        Mar. 1, 1999
     Interest Rate                            4.51%                 5.90%               8.19%
     Monthly Payment                     $18,654.00            $10,328.06           $4,078.75
     Date to which interest/
       lease has been paid            Dec. 31, 1998         Dec. 31, 1998       Dec. 31, 1998

CHARTER GENERAL AGENCY, INC.


     Creditor(s)                                      Skandia U.S. Holdings, Inc.
     Subject matter of debt         Payable under the terms of the Stock Purchase
                                            Agreement Skandia U.S. Holdings, Inc.
     Date of note                                                  Sept. 30, 1996
     Original amount of note                                           $3,174,956
     Unpaid principal balance                                          $1,058,319
     Maturity date                                                 Sept. 30, 1999
     Interest rate                                                           6.5%
     Monthly payment                                       $1,058,319 due 9/30/99
     Date to which interest
       has been paid                                               Sept. 30, 1998

CHARTER GROUP, INC.


     Creditor(s)                                         AT&T Capital Corporation
     Subject matter of debt                              IBM Equip. - Lease AS400
     Date of note                                                    June 1, 1998
     Original amount of note                                             $455,370
     Unpaid principal balance                                            $363,971
     Maturity date                                                   June 1, 2001
     Interest rate                                                            n/a
     Monthly payment                                                      $14,373
     Date to which interest has                                               n/a
       been paid